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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          THE JUNDT GROWTH FUND, INC.


                                  ARTICLE 1.

          The name of this corporation is THE JUNDT GROWTH FUND, INC.


                                  ARTICLE 2.

         This corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, this corporation shall have specific power:

         (a) To conduct, operate and carry on the business of a so-called "open-end" management investment company pursuant to applicable state and federal regulatory statutes, and exercise all the powers necessary and appropriate to the conduct of such operations.

         (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States Government or any agency or instrumentality thereof, and futures contracts and options thereon.

         (c) To issue and to sell shares of the corporation in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the laws of the State of Minnesota, the Investment Company Act of 1940, as amended, and by these Articles of Incorporation, as its Board of Directors may determine.




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         (d)  To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel shares of the corporation (all without the vote or consent of the shareholders of the corporation) in any manner and to the extent now or hereafter permitted by the laws of the State of Minnesota, the Investment Company Act of 1940, as amended, and by these Articles of Incorporation.

         (e) In the above provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

                                  ARTICLE 3.

        This corporation shall have perpetual existence.

                                  ARTICLE 4.

         The location and post office address of the registered office of this corporation in Minnesota is 1550 Utica Avenue South, Suite 950, Minneapolis, Minnesota 55416.

                                  ARTICLE 5.

        (a) The total number of authorized shares of this corporation is 10,000,000,000, all of which shall be common shares of the par value of $.01 each.

        (b) The Board of Directors may classify and reclassify any issued or unissued shares of the corporation into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

        (c) Unless otherwise expressly provided in these Articles of Incorporation, including any Certificates of Designation creating any class or series of shares of the corporation, the holders of each class or series of shares of the corporation shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of shares of the corporation may vary among such classes and series.


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     Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of shares of the corporation may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of shares of the corporation may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of shares of the corporation.

        (d) On each matter submitted to a vote of shareholders, each holder of a share of the corporation shall be entitled to one vote for each share standing in such holder's name on the books of the corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Minnesota Business Corporations Act, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes or series, then, subject to clause (iii) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (iii) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

        (e) Unless otherwise expressly provided in these Articles of Incorporation, including any Certificates of Designation creating any class or series of shares of the corporation, in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of all classes and series of shares of the corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the corporation, to share ratably in the remaining net assets of the corporation.

          (f) The corporation may issue, sell, redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation.

          (g) All persons who shall acquire shares of the corporation shall acquire the same subject to the provisions of the Articles of Incorporation and By-Laws of the corporation. All issued and outstanding shares of the corporation issued on or before December 28, 1995 shall without further action be considered Class A Shares.


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                                  ARTICLE 6.

          (a) No shareholder of this corporation shall have any cumulative voting rights for the election of directors.

          (b) No shareholder of this corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the corporation of any class, whether unissued or now or hereafter authorized, or any rights, warrants, obligations or other securities exercisable for, convertible into or exchangeable for any such shares.

        (c) Each holder of shares of the corporation shall be entitled to require the corporation to redeem all or any part of such shares standing in the name of such holder on the books of the corporation and all shares issued by the corporation shall be subject to redemption by the corporation at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors in accordance with the provisions hereof, subject to the right of the Board of Directors to suspend the right of redemption of shares of the corporation or postpone the date of payment of such redemption price in accordance with the provisions of applicable law. The redemption price of shares of the corporation shall be the net asset value thereof as determined by the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Payment of the redemption price shall be made in cash or in kind by the corporation at such time and in such manner as may be determined from time to time by the Board of Directors.

                                  ARTICLE 7.

        The following additional provisions, when consistent with law, are hereby established for the management of the business of this corporation, for the conduct of the affairs of the corporation, and for the purpose of describing certain specific powers of this corporation and of its directors and shareholders.

         (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

              (1) to make, adopt, alter, amend and repeal By-Laws of the corporation unless reserved to the shareholders by the By-Laws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such By-Laws;

              (2) to distribute, in its discretion, for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to qualify under the Internal Revenue Code of 1986, as amended, as a regulated investment company to avoid any liability


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           for federal income tax in respect of such year.  Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

              (3) to authorize, subject to such vote, consent, or approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the corporation (including, if deemed advisable, the management or supervision of the investment portfolio of the corporation) upon such terms and conditions as may be provided in such agreement or agreements;

              (4) to authorize any agreement of the character described in subparagraph 3 of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the corporation may be the other party to any such agreement or an officer, director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;

              (5) to allot and authorize the issuance of the authorized but unissued shares of this corporation;

              (6) to accept or reject subscriptions for shares made after incorporation; and

              (7) to fix the terms, conditions and provisions of and authorize the issuance of options to purchase or subscribe for shares of any series including the option price or prices at which shares may be purchased or subscribed for.

       (b) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the corporation and every holder of shares of its capital stock: namely, the amount of the assets, obligations, liabilities and expenses of the corporation; the amount of the net income of the corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall


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     have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the corporation; the fair value of any other asset owned by the corporation; the number of shares of the corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

        (c) The Board of Directors or the shareholders of the corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of the corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the Investment Company Act of 1940, as amended.

        (d) This corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of
     Section 17(h) of the Investment Company Act of 1940, as now enacted or hereafter amended.

        (e) Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the directors or committee members; provided, however, that the foregoing procedure may not be employed with respect to the approval of any contract subject to the provisions of Section 15 of the Investment Company Act of 1940, as amended.

        (f) Any purchase or transfer or purported purchase or transfer of any of the shares of this corporation to a "disqualifying organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), which at the date hereof includes, but shall not be limited to, the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from the tax imposed by Sections 1-1399 of the Code and not subject to the tax imposed by Section 511 of the Code; or (iii) any organization described in Section 1381(a)(2)(C) of the Code shall be void. (For the purpose of applying clause (i) above, the rules of Section 168(h)(2)(D) of the Code (relating to the treatment of certain taxable instrumentalities) shall apply; provided, however, that in the case of the Federal Home Loan Mortgage Corporation, clause (ii) of Section 168(h)(2)(D) of the Code shall not apply.) Any capital stock purportedly transferred to or retained by such an entity may, at the option of this corporation, be repurchased by this corporation at the net asset value at the time of repurchase.


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                                  ARTICLE 8.

        The names and addresses of the first directors, who shall serve until the first annual or special meeting of shareholders or until their successors are elected and qualified, are:

        John E. Clute                          Demetre M. Nicoloff
        1 Jefferson Square                     928 East 28th Street
        Boise, ID  83728                       Suite 420
                                               Minneapolis, MN  55407

        Floyd Hall                             Darrell R. Wells
        Suite 1520                             4350 Brownsboro Road
        One Meadowlands Plaza                  Louisville, KY  40207
        East Rutherford, NJ  07073

        James R. Jundt
        1550 Utica Avenue South
        Suite 950
        Minneapolis, MN  55416

                                  ARTICLE 9.

        (a) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. Directors need not be shareholders. The initial number of directors on the Board of Directors shall be the number of directors named in Article 8. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors named in Article 8.

        (b) The term of office of each director shall be from the time of his or her election and qualification until his or her successor is elected and has qualified, or until his or her death or resignation, or until he or she shall have resigned or been removed by the Board of Directors pursuant to policies that may be adopted by the Board of Directors relating to retirement, minimum attendance and incompetence.

        (c) Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that no vacancy shall be filled as provided above if prohibited by the provisions of the Investment Company Act of 1940, as amended. Notwithstanding Section 302A.225 of the Minnesota Business Corporations Act (or any successor provision), any director elected to fill a vacancy shall serve for the term of office set forth in paragraph
     (b) of this Article 9.


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        (d)  No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any regular or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the corporation not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

                                  ARTICLE 10.

        To the fullest extent permitted by the Minnesota Business Corporations Act, as the same exists or may hereafter be amended (except as prohibited by the Investment Company Act of 1940, as amended), a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as director.


























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                           CERTIFICATE OF DESIGNATION
                                       OF
                        CLASS A, B, C AND D COMMON SHARES
                                       OF
                           THE JUNDT GROWTH FUND, INC.


     The undersigned duly elected Secretary of the Jundt Growth Fund, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Corporation on December 4, 1995:

          WHEREAS, the total authorized number of shares of the Corporation is ten billion, all of which shares are common shares, par value $.01 per share, as set forth in the Corporation's Amended and Restated Articles of Incorporation (the "Articles"); and

          WHEREAS, pursuant to Section 5(b) of the Articles, the common shares may be classified by the Board of Directors into one or more classes with such relative rights, including, without limitation, conversion rights, and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors of the Corporation; and

          WHEREAS, the Board of Directors desires to designate certain classes of the Corporation's common shares.

          NOW, THEREFORE, BE IT RESOLVED, that of the Corporation's ten billion common shares, all of which are heretofore undesignated as to class in the Articles, one billion are hereby designated as Class A Common Shares, one billion are hereby designated as Class B Common Shares, one billion are hereby designated as Class C Common Shares, and one billion are hereby designated as Class D Common Shares.

          FURTHER RESOLVED, that the Class A, Class B, Class C and Class D Common Shares hereby designated shall have the relative rights and preferences set forth in the Articles. As provided in Section 5 of the Articles: (a) the Class A, Class B, Class C and Class D Common Shares hereby designated may be subject to such charges and expenses (including, by way of example but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940 (the "1940 Act") and the rules of the National Association of Securities Dealers, Inc., and expenses under Rule 12b-1 plans, administration plans, service plans or other


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     plans or arrangements, however designated) adopted from time to time by the
     Board of Directors of the Corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another Class, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidation of, such Class; and (b) the Board of Directors may, subject to compliance with the requirements of the 1940 Act, provide that shares of any Class shall be convertible (automatically, optionally or otherwise) into shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of Minnesota a Certificate of Designation setting forth the relative rights and preferences of the Class A, Class B, Class C and Class D Common Shares designated hereby, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of the Corporation this _________ day of ___________, 1995.


                                   _________________________________
                                   James E. Nicholson, Secretary